                                                                     Exhibit 4.6

THIS WARRANT AND THE SECURITIES WHICH MAY BE ACQUIRED UPON ITS EXERCISE HAVE BEEN, OR WILL BE, ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS UNLESS (I) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR (II) SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH RULE 144 ENACTED PURSUANT TO THE 1933 ACT OR (III) SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.


                       PREFERRED STOCK PURCHASE WARRANT


                                                      Number of Shares:86,000
                                                     Series B Preferred Stock


                             WEBTV NETWORKS, INC.

                           Void after June 30, 2002


     1. ISSUANCE. This Warrant is issued to LIGHTHOUSE CAPITAL PARTNERS II, L.P. by WEBTV NETWORKS, INC., a California corporation (hereinafter with its successors called the "Company").

     2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company the following securities (collectively, the "Shares"):

          A. at a price per share of $2.50 (the "Lot A Purchase Price"), 46,000 fully paid and nonassessable shares of Series B Preferred Stock, without par value, of the Company (the "Preferred Stock").

          B. at a price per share of $5.00 (the "Lot B Purchase Price"), 20,000 fully paid and nonassessable shares of Preferred Stock; provided, that the right to purchase shares pursuant to this SECTION 2.B shall be exercisable on or after the date on which the aggregate "Lessor's Cost" under that certain Master Equipment Lease Agreement, dated as of June 14, 1996, by and between the Company and Holder (the "Master Lease"), exceeds $1,000,000 (the "First Commitment Increase").

          C. at a price per share of $7.1130 (the "Lot C Purchase Price"), 20,000 fully paid and nonassessable shares of Preferred Stock; provided, that the right to purchase shares pursuant to this SECTION 2.C shall be exercisable on or after the date on which the aggregate "Lessor's Cost" under the Master Lease exceeds $1,500,000 (the "Second Commitment Increase").

(The Lot A Purchase Price, Lot B Purchase Price and Lot C Purchase Price are sometimes referred to herein collectively as the "Purchase Price").

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons on whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     3. PAYMENT OF PURCHASE PRICE. Subject to SECTION 4, the Purchase Price is due upon surrender of the Warrant and may be paid (i) in cash or by certified bank or cashier's check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

     4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company.
Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

                                 X= Y (A-B)
                                    --------
                                      A

where:    X =  the number of shares of Preferred Stock to be issued to the
               Holder pursuant to this SECTION 4.

          Y = the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this SECTION 4.

          A = the fair market value of one share of Preferred Stock, as determined in good faith by the Company's Board of Directors, as at the time the net issue election is made pursuant to this
               SECTION 4.

          B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this SECTION 4.

    5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant for the unexpired period of the Warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

    6. FRACTIONAL SHARES. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise or partial exercise of this Warrant, the Holder would, except as provided in this SECTION 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next lower number of full shares of Preferred Stock and shall pay the Holder cash in the amount equal to the product of such fraction multiplied by the fair market value of one share of the Preferred Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

    7. EXPIRATION DATE; AUTOMATIC EXERCISE. This Warrant shall expire at the close of business on June 30, 2002, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of SECTION 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

    8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock, without par value, of the Company (the "Common Stock"), free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance and payment of the sum payable upon such issuance or compliance with SECTION 4, as the case may be, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

    9. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

   10. ADJUSTMENTS FOR DILUTING ISSUANCES. The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Articles of Incorporation, as amended from time to time (the "Articles"), a true and complete copy in its current form which is attached hereto as EXHIBIT A. Such rights shall not be restated, amended or modified in any material manner which affects the Holder differently than the holders of the Preferred Stock without such Holder's prior written consent, which shall not be unreasonably withheld. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

   11. MERGERS AND RECLASSIFICATIONS. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this SECTION 11, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in
SECTION 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

    12. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall, upon request, promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

    13.   NOTICES OF RECORD DATE, ETC.  In the event of:

    (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

     (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty
(20) days prior to the date specified in such notice on which any such action is to be taken.

   14. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

          A. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

          B. The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          C. The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or
(iii) require the consent or approval of or the filing of any notice or registration with any person or entity (other than the Company's shareholders and Board of Directors, which consents or approvals have been obtained).

          D. As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Lease Line Schedule No. 01 to Master Equipment Lease Agreement No. 140 between the Company and Lighthouse Capital Partners, L.P. dated as of June 14, 1996.

          E. So long as this Warrant has not terminated, Holder shall be entitled to receive such financial and other information as the Holder would be entitled to receive under the Restated Series B Convertible Preferred Stock Purchase Agreement, dated as of March 20, 1996, if Holder were a holder of that number of shares issuable upon full exercise of this Warrant.

          F. As of October 24, 1996, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 18,866,348 shares are issued and outstanding and 86,000 shares are reserved for issuance upon the exercise of this Warrant and the conversion of the Preferred Stock issued upon such exercise, (ii) 1,510,533 shares of Series A Preferred Stock, all of which are issued and outstanding shares, (iii) 6,567,484 shares of Series B Preferred Stock, of which 6,316,706 are issued and outstanding shares and 86,000 shares are reserved for issuance upon the exercise of this Warrant, (iv) 4,920,568 shares of Series C Preferred Stock, of which 4,819,538 are issued and outstanding shares and (v) there are 53,000 shares of Common Stock reserved for issuance upon the exercise of certain other warrants.

    15. REGISTRATION RIGHTS. The Company hereby grants to the Holder registration rights contained in Sections 5.2 through 5.9 of the Company's Restated Series B Convertible Preferred Stock Purchase Agreement, dated as of March 20, 1996 (the "Registration Rights Agreement"), so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be "Registrable Securities," and (ii) the Holder shall be a "Holder," for all purposes of Sections 5.2 through 5.9 of the Registration Rights Agreement. Such registration rights shall not be restated, amended or modified in any material manner which affects the Holder differently than other holders of an equivalent number of shares of Preferred Stock.

    16. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

    17. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Preferred Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

           A. INVESTMENT PURPOSE. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

           B. ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

           C. PRIVATE ISSUE. The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this SECTION 17.

           D. FINANCIAL RISK. The Holder is an experienced and sophisticated investor, able to fend for itself in the transactions contemplated by this Warrant, and has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the risks and merits of acquiring the Warrant and the Preferred Stock. The nature and amount of the Preferred Stock subject to the Warrant is consistent with such Holder's investment objectives, abilities and resources. The Holder is able to bear the economic risk of an investment in the Preferred Stock and can afford to sustain a total loss on such investment. Such Holder has not been formed or organized for the specific purpose of acquiring the Preferred Stock. Such Holder has had, during the course of this transaction and prior to the issuance of the Warrant, the opportunity to ask questions of, and receive answers from, the Company and its management concerning the Company and the terms and conditions of this Warrant. Such Holder hereby acknowledges that such Holder or such Holder's representatives has received all such information as such Holder considers necessary for evaluating the risks and merits of acquiring the Preferred Stock and for verifying the accuracy of any information furnished to such Holder or to which such Holder had access.

           E. NO MARKET. The Holder understands that there is no public market for the Preferred Stock and that there may never be such a public market, and that even if such a public market develops such

Holder may never be able to sell or dispose of the Preferred Stock and may thus have to bear the risk of such Holder's investment for a substantial period of time, or forever. Such Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issuer, the resale occurring not less than two (2) years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations.

          F. LEGENDS. Such Holder acknowledge that the certificates representing the Preferred Stock, when issued, shall contain the following legends:

          (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

          (b) Any legend required by applicable state securities laws.

          G. BROKER'S OR FINDER'S FEES. Each Holder represents that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Holder and such Holder agrees to indemnify and hold this Company harmless against any such commissions, fees or other compensation.

          H. RIGHTS OF WARRANT HOLDERS. The Holder as such shall not be entitled to vote or receive dividends or be deemed the holder of securities of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder any of the rights of a shareholder of the Company.

     18.  NOTICES, TRANSFERS, ETC.

          A. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

          B. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred. Notwithstanding the foregoing, the Holder shall not transfer this Warrant or any portion thereof to a competitor of the Company.

          C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant and delivery of an indemnity agreement reasonably satisfactory to the Company, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and delivery of an indemnity agreement reasonably satisfactory to the Company.

    19. NO IMPAIRMENT. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

    20. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

    21. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

    22. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

    23. QUALIFYING PUBLIC OFFERING. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company's Articles in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchased, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

                       THIS SPACE IS INTENTIONALLY BLANK

    24. VALUE; REPORTING. The Company and the Holder agree that the value of this Warrant on the date of grant is $100 and shall use reasonable efforts to cooperate in the preparation of reports regarding the Warrant for tax purposes.


Dated as of: June 30, 1996          WEBTV NETWORKS, INC.



     [CORPORATE SEAL]               By:  /S/
                                       ----------------------------------
                                        Name:   Valerie Gardner
                                        Title:  Chief Financial Officer

Attest:

--------------------------------

                                 SUBSCRIPTION

To:_______________________________         Date:______________________________

     The undersigned hereby subscribes for ______ shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:



                              ______________________________________________
                              Signature


                              ______________________________________________
                              Name for Registration


                              _____________________________________________
                              Mailing Address


                           NET ISSUE ELECTION NOTICE

To: __________________________________     Date: ____________________________

     The undersigned hereby elects under SECTION 4 to surrender the right to purchase ____ shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:



                              ___________________________________________
                              Signature


                              ___________________________________________
                              Name for Registration


                              ___________________________________________
                              Mailing Address



                                      1.

                                 ASSIGNMENT


       For value received ___________________________ hereby sells, assigns and transfers unto ________________________________________________________________

_______________________________________________________________________________
           [Please print or typewrite name and address of Assignee]

_______________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint ________ ______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated: ______________________


                                           _____________________________________

In the Presence of:


_____________________________


                                      2.

                                   EXHIBIT A

                AMENDED AND RESTATED ARTICLES OF INCORPORATION



                              SEE ATTACHED PAGES.



                                      3.